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                                                                  EXHIBIT 23.3

                         [DELOITTE & TOUCHE LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Life Sciences Research, Inc. on Form S-4 of our reports dated March 30, 2001, relating to the financial statements of Huntingdon Life Sciences Group plc for the year ended December 31, 2000, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



We consent to the use in this Registration Statement of Life Sciences Research, Inc. on Form S-4 of our reports dated December 19, 2001, relating to the financial statements of Life Sciences Research, Inc. for the period ended September 30, 2001, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ DELOITTE & TOUCHE



Deloitte & Touche
London, United Kingdom
December 19, 2001